Exhibit 99.1

Lucas Energy Receives Acceptance Of Compliance Plan From NYSE MKT

Promotes Pinkston to Principal Financial Officer, Treasurer and Secretary

HOUSTON, Oct. 6, 2016 /PRNewswire/ -- Lucas Energy, Inc. (NYSE MKT: LEI) ("Lucas" or the "Company"), an independent oil and gas company with its operations in Oklahoma and Texas, today announced that on October 4, 2016, the NYSE MKT LLC (the "Exchange") granted and accepted the Company's compliance plan (the "Plan") dated August 21, 2016.

The Company now has until January 21, 2018 to regain compliance with NYSE MKT continued listing standards as set forth in Section 1003(a)(ii) and (iii) of the NYSE MKT Company Guide as related to its financial condition as reported on March 31, 2016. At or before January 21, 2018, the Company must either be in compliance or must have made progress that is consistent with the accepted Plan during that period.

In order to maintain its listing on the Exchange, the Exchange has requested that the Company provide quarterly updates to the Exchange concurrent with its interim and annual Securities and Exchange Commission (SEC) filings. Failure to meet the requirements to regain compliance could result in the initiation of delisting proceedings.

"We are pleased to have received the Plan acceptance from the Exchange and look forward to the opportunity to demonstrate our ability to execute on our strategic initiatives," said Anthony C. Schnur, Lucas' Chief Executive Officer.

The Company also announced that Lucas' Board of Directors appointed Paul Pinkston to Principal Financial Officer, Treasurer and Secretary of the Company effective September 29, 2016. Mr. Pinkston previously served as Chief Accounting Officer since August of 2016. Mr. Schnur, who held the positions of Chief Financial Officer and Principal Financial Officer in interim capacities, will remain Chief Executive Officer and a member of the Board of Directors.

About Lucas Energy, Inc.

Lucas Energy (NYSE MKT: LEI) is engaged in the acquisition and development of crude oil and natural gas from various known productive geological formations, including the Hunton Formation in Central Oklahoma and the Austin Chalk and Eagle Ford shale in South Texas. Based in Houston, Lucas Energy's management team is committed to building a platform for growth and the development of its oil and gas reserves while continuing its focus on operating efficiencies and cost control.

For more information, please visit the updated Lucas Energy web site at www.lucasenergy.com.

Safe Harbor Statement and Disclaimer

This news release includes "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including "may," "expects," "projects," "anticipates," "plans," "believes," "estimate," "should," and certain of the other foregoing statements may be deemed forward-looking statements. Although Lucas believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Lucas to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or fourth party consents; and other risks described in Lucas's Annual Report on Form 10-K and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.

Contacts:	Carol Coale / Ken Dennard
Dennard - Lascar Associates, LLC
(713) 529-6600